Exhibit 16.1 Letter of Pannell Kerr Forster of Texas, P.C. regarding change in certifying accountant.


Pannell Kerr Forster of Texas, P.C.
5847 San Felipe, Suite 2400
Houston, Texas 77057-3092

Tel: (713) 860-1400
Fax: (713) 355-3909


November 10, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of ERHC Energy, Inc.'s Form 8-K dated November 10, 2005, and agree with the statements made therein.

Yours truly,


/s/ Pannell Kerr Forster of Texas, P.C.